Exhibit 99.1

ADVANCE AUTO PARTS REPORTS A FIRST QUARTER FISCAL 2011 DILUTED EPS
INCREASE OF 13.4% TO $1.35

ROANOKE, Va, May 18, 2011 – Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive aftermarket parts, accessories, batteries, and maintenance items, today announced its financial results for the first fiscal quarter ended April 23, 2011.  First quarter earnings per diluted share (EPS) were $1.35 which was a 13.4% increase over the first quarter last year.

First Quarter Performance Summary

	Sixteen Weeks Ended
	April 23, 2011	April 24, 2010

Sales (in millions)	$1,898.1	$1,830.6

Comp Store Sales %	1.4%	7.7%

Gross Profit %	50.5%	49.8%

SG&A %	40.7%	39.8%

Operating Income %	9.8%	10.0%

Diluted EPS	$1.35	$1.19

Avg Diluted Shares (in thousands)	81,019	91,473

“I would like to thank our 52,000 Team Members for their hard work and dedication to serving our customers and for navigating through a challenging first quarter.  We entered this year with considerable momentum and expected that our first quarter would be a continuation of a very strong 2010,” said Darren R. Jackson, Chief Executive Officer.  “While this quarter’s financial performance was below our expectations, we are committed to delivering on our full year earnings per share outlook.  A combination of our record customer satisfaction trends and our growth plans through our Service Leadership and Superior Availability strategies position us for another strong 2011.”

First Quarter Highlights

Total sales for the first quarter increased 3.7% to $1.90 billion, compared with total sales of $1.83 billion during the first quarter of fiscal 2010. The sales increase reflected the net addition of 138 new stores during the past 12 months and a comparable store sales gain of 1.4% compared to a 7.7% comparable store sales gain during the first quarter of fiscal 2010. The Company’s gross profit rate was 50.5% of sales during the first quarter as compared to 49.8% during the first quarter last year. The 73 basis-point improvement in gross profit rate was driven by improved merchandising and pricing capabilities and parts availability, partially offset by increased supply chain costs.  The Company’s SG&A rate was 40.7% of sales during the first quarter as compared to 39.8% during the same period last year, an 88 basis-point increase.  The SG&A rate increase was driven by increased advertising spend, store labor and fixed cost deleverage due to the modest comparable store sales increase, partially offset by lower incentive compensation compared to last year.

The Company’s operating income during the first quarter of $186.0 million increased 2.1% versus the first quarter of fiscal 2010.  On a rate basis, operating income was 9.8% of total sales as compared to 10.0% during the first quarter of fiscal 2010.

Operating cash flow for the quarter decreased 19.4% to $272.5 million from $338.0 million in the first quarter of 2010.  Free cash flow for the quarter was $152.9 million versus $262.9 million during the first quarter of fiscal 2010.  Capital expenditures were $88.9 million for the quarter as compared to $60.7 million during the first quarter of 2010.

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“With our soft start to the year we are now expecting our comp stores sales to grow in the low single digits for the year,” said Mike Norona, Executive Vice President and Chief Financial Officer.  “We have adjusted our cost structure and pace of our strategic initiatives based on our first quarter performance which will position our Company to leverage our SG&A at lower comparable store sales levels, while delivering on our customer promise - service is our best part.  With these adjustments, we still expect to deliver on our previously communicated annual EPS outlook of $4.60 to $4.80.”

Comparable Key Financial Metrics and Statistics (1)

	Sixteen Weeks Ended		Fifty-Two Weeks Ended
	April 23, 2011	April 24, 2010	FY 2010	FY 2009

Sales Growth %	3.7%	8.7%	9.5%	7.1%

Sales per Store	$1,697	$1,619	$1,697	$1,595

Operating Income per Store	$167	$145	$168	$142

Return on Invested Capital	18.0%	15.9%	17.5%	15.1%

Gross Margin Return on Inventory	$5.54	$4.49	$5.05	$3.98

Total Store Square Footage, end of period	26,211	25,299	25,950	24,973

Total Team Members, end of period	52,546	50,495	51,017	48,771

(1)
In thousands except for gross margin return on inventory and total Team Members. The financial metrics have been reported on a comparable basis to exclude the impact of store divestiture expenses in fiscal 2009 and the 53rd week results and non-cash inventory adjustment in fiscal 2008. The financial metrics presented are calculated on an annual basis and accordingly reflect the last four quarters completed, except for Sales Growth % and where noted. Refer to the presentation of the financial metrics on a GAAP basis, definitions of the financial metrics and reconciliation of the financial results reported on a comparable basis to the GAAP basis in the accompanying financial statements in this press release.

Store Information

During the first quarter, the Company opened 37 stores, including nine Autopart International stores.  As of April 23, 2011, the Company’s total store count was 3,600 including 203 Autopart International stores.

Share Repurchases

The Company purchased 4.2 million shares during the first quarter at an aggregate cost of $270.0 million, or an average price of $63.72 per share.  The Company’s earnings release for the fourth quarter of

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fiscal 2010 reported 1.9 million of these shares that had been purchased between January 2, 2011 and their earnings release on February 9, 2011.  At the end of the first quarter, the Company had $351.6 million remaining under the $500.0 million share repurchase authorization approved by the Board of Directors in February 2011.

Dividend

On May 16, 2011, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.06 per share to be paid on July 8, 2011 to stockholders of record as of June 24, 2011.

Annual Stockholders’ Meeting Announcements

The Company held its annual meeting of stockholders on May 17, 2011.  During the meeting, the following individuals were elected to serve on the Company’s Board of Directors for the next year: John F. Bergstrom, John C. Brouillard, Fiona P. Dias, Frances X. Frei, Darren R. Jackson, William S. Oglesby, J. Paul Raines, Gilbert T. Ray and Carlos A. Saladrigas.

On two advisory proposals, the Company’s stockholders voted to approve the compensation of the Company’s named executive officers listed in the proxy statement and an annual advisory vote on the compensation of the Company’s named executive officers.  The stockholders also ratified the appointment by the Company’s Audit Committee of Deloitte & Touche LLP as its independent registered public accounting firm for 2011.

Investor Conference Call

The Company will host a conference call on Thursday, May 19, 2011 at 10:00 a.m. Eastern Daylight Time to discuss its quarterly results.  To listen to the live call, please log on to the Company’s website, www.AdvanceAutoParts.com, or dial (866) 908-1AAP.  The call will be archived on the Company’s website until May 19, 2012.

About Advance Auto Parts
Headquartered in Roanoke, Va., Advance Auto Parts, Inc., a leading automotive aftermarket retailer of parts, accessories, batteries, and maintenance items in the United States, serves both the do-it-yourself and professional installer markets.  As of April 23, 2011, the Company operated 3,600 stores in 39

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states, Puerto Rico, and the Virgin Islands.  Additional information about the Company, employment opportunities, customer services, and online shopping for parts and accessories can be found on the Company’s website at www.AdvanceAutoParts.com.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate.  These statements discuss, among other things, expected growth and future performance, including store growth, capital expenditures, comparable store sales, SG&A, operating income, gross profit rate, free cash flow, profitability and earnings per diluted share for fiscal year 2011.  These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, business interruptions, acts of terrorism, availability of suitable real estate, dependence on foreign suppliers and other factors disclosed in the Company’s 10-K for the fiscal year ended January 1, 2011 on file with the Securities and Exchange Commission.  Actual results may differ materially from anticipated results described in these forward-looking statements.  The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them as more information becomes available.

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Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 23,	January 1,	April 24,
	2011	2011	2010

Assets

Current assets:
Cash and cash equivalents	$53,667	$59,209	$133,286
Receivables, net	115,424	124,227	110,471
Inventories, net	2,118,119	1,863,870	1,745,555
Other current assets	48,278	76,965	33,984
Total current assets	2,335,488	2,124,271	2,023,296

Property and equipment, net	1,151,926	1,143,170	1,095,935
Assets held for sale	707	1,472	1,552
Goodwill	34,387	34,387	34,387
Intangible assets, net	25,062	25,360	26,085
Other assets, net	25,813	25,557	21,553
	$3,573,383	$3,354,217	$3,202,808

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$923	$973	$1,293
Financed vendor accounts payable	-	31,648	17,557
Accounts payable	1,574,347	1,292,113	1,185,782
Accrued expenses (a)	386,552	404,086	424,961
Other current liabilities (a)	114,508	119,229	68,122
Total current liabilities	2,076,330	1,848,049	1,697,715

Long-term debt (b)	430,832	300,851	277,695
Other long-term liabilities (a)	182,337	165,943	118,015
Total stockholders' equity	883,884	1,039,374	1,109,383
	$3,573,383	$3,354,217	$3,202,808

(a)
Effective January 1, 2011, the Company reclassified $50.3 million of its self-insurance liability from Accrued expenses to Other long-term liabilities because the timing of future payments had become predictable based on historical patterns. Due to the maturity of the program, the Company can now rely upon these historical patterns in determining the current portion of these liabilities. This reclassification was partially offset by the related income tax impact.

(b)
The balance outstanding at April 23, 2011 under the Company's revolving credit facility, which matures in October 2011, is being classified as Long-term debt as the Company has entered into a definitive agreement to refinance the facility with a new $750 million facility.  The new facility is expected to close by the end of May 2011 and prior to the filing of the Company's first quarter Form 10-Q.

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with our previously prepared balance sheets filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by generally accepted accounting principles, or GAAP, for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Sixteen Week Periods Ended
April 23, 2011 and April 24, 2010
(in thousands, except per share data)
(unaudited)

	April 23,	April 24,
	2011	2010

Net sales	$1,898,063	$1,830,606

Cost of sales, including purchasing and warehousing costs	939,862	919,829

Gross profit	958,201	910,777

Selling, general and administrative expenses	772,224	728,605

Operating income	185,977	182,172

Other, net:
Interest expense	(9,719)	(5,956)
Other income, net	55	524
Total other, net	(9,664)	(5,432)

Income before provision for income taxes	176,313	176,740

Provision for income taxes	66,730	67,309

Net income	$109,583	$109,431

Basic earnings per share (a)	$1.37	$1.20
Diluted earnings per share (a)	$1.35	$1.19

Average common shares outstanding (a)	79,468	90,712
Average common shares outstanding - assuming dilution (a)	81,019	91,473

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At April 23, 2011 and April 24, 2010, we had 77,855 and 86,852 shares outstanding, respectively.

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Sixteen Week Periods Ended
April 23, 2011 and April 24, 2010
(in thousands)
(unaudited)

	April 23,	April 24,
	2011	2010

Cash flows from operating activities:
Net income	$109,583	$109,431
Depreciation and amortization	52,539	49,683
Share-based compensation	5,960	6,674
Provision (benefit) for deferred income taxes	14,109	(1,883)
Excess tax benefit from share-based compensation	(2,692)	(809)
Other non-cash adjustments to net income	1,526	1,812
Decrease (increase) in:
Receivables, net	8,821	(17,911)
Inventories, net	(254,249)	(113,688)
Other assets	28,228	30,043
Increase in:
Accounts payable	282,234	219,508
Accrued expenses	20,941	51,348
Other liabilities	5,450	3,796
Net cash provided by operating activities	272,450	338,004

Cash flows from investing activities:
Purchases of property and equipment	(88,883)	(60,675)
Proceeds from sales of property and equipment	1,021	93
Net cash used in investing activities	(87,862)	(50,140)

Cash flows from financing activities:
Decrease in bank overdrafts	(4,471)	(9,526)
Decrease in financed vendor accounts payable	(31,648)	(14,535)
Net borrowings (payments) on credit facilities	130,200	75,000
Dividends paid	(9,701)	(10,903)
Proceeds from the issuance of common stock, primarily exercise
of stock options	3,485	4,691
Excess tax benefit from share-based compensation	2,692	809
Repurchase of common stock	(280,389)	(289,407)
Other	(298)	(283)
Net cash used in financing activities	(190,130)	(244,154)

Net (decrease) increase in cash and cash equivalents	(5,542)	33,268
Cash and cash equivalents, beginning of period	59,209	100,018
Cash and cash equivalents, end of period	$53,667	$133,286

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
Sixteen Week Periods Ended
April 23, 2011 and April 24, 2010
(in thousands, except per share data)
(unaudited)

Reconciliation of Free Cash Flow:
	April 23,	April 24,
	2011	2010

Cash flows from operating activities	$272,450	$338,004
Cash flows used in investing activities	(87,862)	(60,582)
	184,588	277,422

Decrease in financed vendor accounts payable	(31,648)	(14,535)

Free cash flow	$152,940	$262,887

Note: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.

Key Financial Metrics and Statistics(1):
Sixteen Weeks Ended
		April 23, 2011	April 24, 2010	FY 2010	FY 2009

	Sales Growth %	3.7%	8.7%	9.5%	5.3%

	Sales per Store (2)(3)	$ 1,697	$ 1,619	$ 1,697	$ 1,595

	Operating Income per Store (2)(4)	$ 167	$ 140	$ 168	$ 134

	Return on Invested Capital (2)(5)	18.0%	15.5%	17.5%	14.6%

	Gross Margin Return on Inventory (2)(6)	$ 5.54	$ 4.49	$ 5.05	$ 3.98

	Total Store Square Footage, end of period	26,211	25,299	25,950	24,973

	Total Team Members, end of period	52,546	50,495	51,017	48,771

(1)
In thousands except for gross margin return on inventory and total Team Members. These financial metrics have been reported on a GAAP basis which include the impact of store divestiture expenses in fiscal 2009.  These financial metrics should be read in conjunction with our financial metrics presented on a comparable basis earlier in this press release. Refer to the “Selected Consolidated Data” on page 18 of our 2010 Form 10-K for further explanation of these items.

(2)	The financial metrics presented are calculated on an annual basis and accordingly reflect the last four quarters completed.

(3)	Sales per store is calculated as net sales divided by an average of beginning and ending store count.

(4)	Operating income per store is calculated as operating income divided by an average of beginning and ending store count.

(5)	Return on invested capital (ROIC) is calculated in detail in these supplemental financial schedules.

(6)	Gross margin return on inventory is calculated as gross profit divided by an average of beginning and ending inventory, net of accounts payable and financed vendor accounts payable.

Detail of Return on Invested Capital (ROIC) Calculation:
	Last Four Quarters Ended
	April 23, 2011	April 24, 2010

	As Reported	As Reported	Comparable Adjustments (a)	Comparable

Net income	346,207	$286,218	$12,703	$298,921
Add:
After-tax interest expense and other, net	19,980	12,784	-	12,784
After-tax rent expense	189,416	186,288	-	186,288
After-Tax Operating Earnings	555,603	485,290	12,703	497,993

Average assets (less cash)	3,294,619	3,010,172	13,029	3,023,201
Less: Average liabilities (excluding total debt)	(2,036,091)	(1,678,127)	(4,936)	(1,683,063)
Add: Capitalized lease obligation (rent expense * 6) (b)	1,825,542	1,789,098	-	1,789,098
Total Invested Capital	3,084,070	3,121,143	8,093	3,129,236

ROIC	18.0%	15.5%	-	15.9%

Rent expense	$304,257	$298,183	$-	$298,183
Interest expense and other, net	$32,109	$20,448	$-	$20,448

( a )
The Company has also presented its ROIC calculation on a comparable basis which excludes the impact of store divestiture expenses in fiscal 2009. Refer to the “Selected Consolidated Data” on page 18 of our 2010 Form 10-K for further explanation of these items.

( b )	Capitalized lease obligation is estimated as annualized rent expense for the applicable period times six years.

Note:  Management uses ROIC to evaluate return on investments to the business and believes it is a useful indicator to stockholders given the future investments the Company plans to make in areas including information technology, supply chain and stores.  ROIC is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated financial statements. Management believes our comparable results of operations are a useful indicator to stockholders for consistency purposes.